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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Dearborn Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEARBORN BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 16, 2006
To the Shareholders of
Dearborn Bancorp, Inc.
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dearborn Bancorp, Inc. will be held on Tuesday, the 16th day of May, 2006 at 4:00 P.M., local time, at Park Place, 23400 Park Avenue (two blocks south of Michigan Avenue at Outer Drive), Dearborn, Michigan, for the following purposes:
1.	To elect four directors of the Corporation; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The Board of Directors has fixed the close of business on March 24, 2006 as the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournments thereof. Shareholders who are unable to attend the meeting in person, as well as shareholders who plan to attend the meeting, are requested to date, sign and mail the enclosed proxy promptly. If you are present at the meeting and desire to vote in person, you may revoke your proxy.

By Order of the Board of Directors,

Jeffrey L. Karafa

Secretary
April 13, 2006

PROXY STATEMENT
SECURITY OWNERSHIP
ELECTION OF DIRECTORS
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
CUMULATIVE STOCK PERFORMANCE GRAPH
RELATED TRANSACTIONS
OFFICER AGREEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
MISCELLANEOUS

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS OF DEARBORN BANCORP, INC.
May 16, 2006
To the Shareholders of
Dearborn Bancorp, Inc.
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dearborn Bancorp, Inc. (hereinafter referred to as the “Corporation”) from the holders of the Corporation’s Common Stock to be used at the Annual Meeting of Shareholders to be held on Tuesday, the 16th day of May, 2006 at 4:00 P.M., local time, at Park Place, 23400 Park Avenue, Dearborn, Michigan, and at any adjournments thereof. The approximate date on which this Proxy Statement and the enclosed form of proxy are being mailed to shareholders is April 13, 2006. The address of the principal corporate office of the Corporation is 1360 Porter St., Dearborn, Michigan 48124-2823.
     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary of the Corporation prior to voting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof. The giving of the proxy does not affect the right to vote in person should the shareholder attend the meeting.
     The Board of Directors in accordance with the By-Laws has fixed the close of business on March 24, 2006 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Corporation was 5,441,353 shares of Common Stock (including 11,651 shares of restricted stock), each of which is entitled to one vote. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but not counted on any matters brought before the meeting. Directors are elected by a plurality of the votes properly cast at the meeting.

SECURITY OWNERSHIP
Management
     The following table sets forth, as of March 1, 2006, the number of shares of the Corporation’s Common Stock beneficially owned by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

	Number		Percent
Name of Individual	of Shares (1)		of Class

Margaret I. Campbell	36,545	(2)	*
John E. Demmer	263,985	(3)(4)	4.85
William J. Demmer	55,665	(4)(5)	1.02
Michael V. Dorian, Jr.	66,150		1.22
David Himick	299,419	(6)	5.50
Jeffrey L. Karafa	21,365	(7)(8)(9)	*
Donald G. Karcher	53,667	(10)	*
Bradley F. Keller	129,994	(11)	2.39
Jeffrey G. Longstreth	15,442	(12)	*
Warren R. Musson	89,237	(7)(8)(13)(14)	1.64
Michael J. Ross	134,897	(7)(8)(9)(13)	2.48
Robert C. Schwyn	46,735	(15)	*
Ronnie J. Story	75,384		1.39
Stephen C. Tarczy	38,642	(7)(8)(13)(16)	*
Jeffrey J. Wolber	59,782	(7)(8)(13)	1.10
All Directors and Executive Officers as a Group (15 persons) (17)	1,386,909		25.48

*	Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Some of the shares listed may be held jointly with, or for the benefit of, spouses or children of the person indicated.

(2)	Includes 3,545 shares owned by Mrs. Campbell’s husband.

(3)	Includes 93,110 shares held by Mr. Demmer’s wife as a Trustee of a trust.

(4)	Includes shared voting and ownership of 326 shares held by Jack Demmer Ford, Inc., of which John E. Demmer is the Chairman of the Board and CEO and William J. Demmer is the President.

(5)	Includes 8,939 shares owned by Mr. Demmer’s wife and children.

(6)	Includes 777 shares, for which Mr. Himick has the power to vote and dispose, held by the Himick Family Investment Club.

(7)	Includes shares held in the Community Bank of Dearborn 401(k) Trust as follows: Mr. Karafa — 8,550 shares; Mr. Musson — 9,612 shares; Mr. Ross — 7,022 shares; Mr. Tarczy — 1,366 shares; Mr. Wolber — 765 shares.

(8)	Includes unvested restricted shares as follows: Mr. Ross — 1,851 shares; Messrs. Karafa, Musson, Tarczy and Wolber — 980 shares each.

(9)	Excludes 96,780 shares in Community Bank of Dearborn 401(k) Trust of which Mr. Karafa and Mr. Ross are co-trustees.

(10)	Includes 12,132 shares held by Mr. Karcher’s wife as a Trustee of a trust.

(11)	Includes 4,062 shares owned by Mr. Keller’s wife.

(12)	Includes 998 shares owned by Mr. Longstreth’s wife.

(13)	Includes shares issuable upon the exercise of stock options within 60 days of March 1, 2006, by the following executive officers: Mr. Musson — 71,338 shares; Mr. Ross — 112,790 shares; Mr. Tarczy — 31,775 shares; Mr. Wolber —57,015 shares.

(14)	Includes 594 shares owned by Mr. Musson’s wife.

(15)	Includes 32,019 shares held for the benefit of Dr. Schwyn in a defined benefit plan trust.

(16)	Includes 860 shares owned by Mr. Tarczy’s wife.

(17)	Includes 278,689 shares issuable upon the exercise of stock options and unvested restricted shares.
Certain Beneficial Owners
     The following table sets forth as of March 1, 2006 the number of shares of the Corporation’s Common Stock owned by the only entities or persons known by the Corporation to own beneficially more than five percent of the Common Stock of the Corporation:

	Number		Percent
Name of Beneficial Owner	of Shares		of Class
Wellington Management Company, LLP 75 State St, Boston MA 02109	489,930	(1)	9.52

David Himick	299,419	(2)	5.50

(1)	Represents shares which are held of record by clients of Wellington Management which has shared power to vote 262,903 shares and shared power to dispose of 489,930 shares. This information is based on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006.

(2)	Includes 777 shares, for which Mr. Himick has the power to vote and dispose, held by the Himick Family Investment Club.

ELECTION OF DIRECTORS
     The members of the Board of Directors are divided into three classes, each class to be as nearly equal in number as possible, with each class to serve a three-year term. Each of the following directors and nominees for director is also a director of Community Bank of Dearborn. The Board of Directors has nominated David Himick, Jeffrey G. Longstreth, Michael J. Ross and Robert C. Schwyn for election as directors for a term expiring at the 2009 Annual Meeting of Shareholders, in each case until their successors are elected and qualified. Other directors who are remaining on the Board will continue in office in accordance with their previous election by shareholders until expiration of their terms at the 2007 or 2008 Annual Meeting of Shareholders, as the case may be.
     The proposed nominees for election as directors are willing to be elected. If any of the nominees at the time of election is unable to serve, or is otherwise unavailable for election, and if other nominees are designated, the proxies shall have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. However, if any nominees are substituted by the Nominating Committee, the proxies intend to vote for such nominees. It is not anticipated that any of such nominees will be unable to serve as a director.
     The Corporation has a Nominating Committee which is composed of Bradley F. Keller (Chairman), Jeffrey G. Longstreth and Ronnie J. Story. Each of these members meets the current requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. This Committee, which met once during 2005, recommends nominees for election as directors at the Annual Meeting of Shareholders, and recommends individuals to fill vacancies which may occur between annual meetings. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of the Corporation and include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration and a statement that the person has agreed to serve if nominated and elected.
INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTORS
     The following information is furnished with respect to each person who is presently a director of the Corporation whose term of office will continue after the Annual Meeting of Shareholders, as well as those who have been nominated for election as a director.

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire

Margaret I. Campbell, 66	Retired, Manufacturer	1992	2007

John E. Demmer, 82 (2)	Chairman and CEO, Jack Demmer Ford, Inc., Jack Demmer Lincoln Mercury and Jack Demmer Leasing; Chairman of the Board of the Corporation and Community Bank of Dearborn	1992	2007

			Year in Which
		Has Served	Term or Proposed
		as Director	Term of Office
Name and Age of Director	Principal Occupation (1)	Since	Will Expire

William J. Demmer, 52 (2)	President, Jack Demmer Ford, Inc. and Jack Demmer Lincoln Mercury	2004	2008

Michael V. Dorian, Jr., 46	President, Mike Dorian Ford	1994	2007

David Himick, 80 (3)	Retired, Industrial Supply	1995	2009

Donald G. Karcher, 76	Chairman, Karcher Agency, Inc.	1992	2007

Bradley F. Keller, 64	Retired, Financial Advisor	1992	2008

Jeffrey G. Longstreth, 63 (3)	Real Estate Broker, Century 21 - Curran and Christie	1992	2009

Michael J. Ross, 55 (3)	President and CEO of the Corporation; President and CEO, Community Bank of Dearborn	1994	2009

Robert C. Schwyn, 67 (3)	Physician	1994	2009

Ronnie J. Story, 59	President, Story Development Corporation	1994	2008

(1) Each of the directors has had the same principal occupation during the past five years.
(2) William J. Demmer is the son of John E. Demmer.
(3) Nominated for election as a director.
CORPORATE GOVERNANCE
     The Board of Directors has determined that all directors are independent within the meaning of the rules promulgated by the National Association of Securities Dealers except for Mr. Ross due to his employment as an executive officer and Mr. Himick due to his shareholdings and family relationship to an officer of the Bank.
     The Corporation’s independent directors meet periodically in executive sessions without any officer directors in attendance. If the Board convenes a special meeting, the independent directors may hold an executive session if the circumstances warrant.
     The Board of Directors held twelve meetings during 2005. Each director attended at least eighty percent of the aggregate number of meetings of the Board of Directors and Board committees of which the director was a member. The Corporation encourages members of its Board of Directors to attend the Annual Meeting of Shareholders. All of the directors attended the Annual Meeting of Shareholders held May 17, 2005.

     The Corporation did not pay any director fees in 2005. The Chairman of the Bank Board received $1,075 per Bank Board meeting and all other non-employee directors received $725 per Bank Board meeting attended during 2005. Also, all non-employee Bank directors received $300 for each committee meeting attended and the Chairperson of the committee received $475 per committee meeting attended during 2005.
     Shareholders and other interested parties may communicate with members of the Corporation’s Board of Directors by mail addressed to a member of the Board of Directors or to a specific committee of the Board of Directors at Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756. The Corporate Secretary will forward correspondence to the appropriate director or committee.
     The Corporation has taken a number of steps to protect and promote the interests of shareholders. The Code of Ethics and Nominating Committee Charter were attached as Appendix C and D respectively to the 2004 Proxy Statement. Copies are also available free of charge to shareholders upon written request.
AUDIT COMMITTEE REPORT
     The members of the Audit Committee during 2005 were Bradley F. Keller (Chairman), Margaret I. Campbell, William J. Demmer, Michael V. Dorian, Jr. and Donald G. Karcher. Each of these members meets the current requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers (“NASD”). Mr. Keller and Mr. Karcher both meet the requirement as an audit committee financial expert as that term is defined in the rules of the Securities and Exchange Commission. The Audit Committee, which oversees the Corporation’s financial reporting process, met four times during 2005.
     The Audit Committee (the “Committee”) has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2005. The Committee has discussed with the independent auditors, Crowe Chizek and Company LLC (“Crowe Chizek”), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures from Crowe Chizek required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditors the auditors’ independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. The Committee had also considered whether the provisions of other services performed by Crowe Chizek for the Corporation not related to the audit of the financial statements referred to above is compatible with maintaining Crowe Chizek’s independence.

AUDIT COMMITTEE
Bradley F. Keller, Chairman
Margaret I. Campbell
William J. Demmer
Michael V. Dorian, Jr.
Donald G. Karcher
     The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1934, except to the extent that the Corporation specifically incorporates the Report by reference in any such document.

COMPENSATION COMMITTEE REPORT
     The members of the Compensation Committee for 2005 were Bradley F. Keller (Chairman), John E. Demmer, William J. Demmer and Donald G. Karcher. The Compensation Committee met three times during 2005.
     The Compensation Committee of the Board of Directors is responsible for developing the Corporation’s executive compensation policies and making recommendations to the Board of Directors with respect thereto. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation to be paid to the Chief Executive Officer of the Bank and determines the compensation to be paid to each of the other executive officers of the Bank. No compensation is payable to the executive officers of the Corporation. The Committee also administers all aspects of the Corporation’s executive compensation program including its stock option plan and Long Term Incentive plan.
Base Salaries
Salaries for the executive officers of the Bank are established by examining the experience and responsibility requirements of the position held. Marketplace information for comparable positions is also reviewed, including peer executives in comparable markets.
Bonus Awards
Officers of the Bank may be considered for annual discretionary cash bonuses which may be awarded to recognize and reward corporate and individual performance, based on attainment of specific goals and objectives.
Stock Options and Restricted Stock
Under the Corporation’s 1994 Stock Option Plan, which was approved by the shareholders, stock options were granted, from time to time, to officers and key employees of the Corporation and the Bank. 144,178 options were granted in 2003. 126,820 options were exercised in 2005. 88,243 options were exercised in 2004 and 73,383 options were exercised in 2003. As of December 31, 2003, all available options have been granted.
Under the Corporation’s 2005 Long Term Incentive Plan, which was approved by the shareholders, stock options and restricted stock were granted, from time to time, to officers and key employees of the Corporation and the Bank. 15,841 options and 11,651 shares of restricted stock were granted in 2005.

COMPENSATION COMMITTEE
Bradley F. Keller, Chairman
John E. Demmer
William J. Demmer
Donald G. Karcher

EXECUTIVE COMPENSATION
     The following table sets forth information with respect to the chief executive officer and the four most highly compensated executive officers of the Corporation or the Bank. The Chairman of the Board of the Corporation, John E. Demmer, received no compensation from the Corporation in 2005.
Summary Compensation Table

	Annual Compensation			Long Term Compensation
				Restricted	Number of	All other
				Stock	Options	Compensation
Name and Principal Position	Year	Salary	Bonus	Awards (1)	Granted (2)	(3)

Michael J. Ross	2005	$299,039	$125,000	$42,502	5,081	$6,300
President and Chief Executive Officer,	2004	277,379	100,000	—	—	6,150
Community Bank of Dearborn	2003	250,521	75,000	—	16,184	6,000

Jeffrey L. Karafa	2005	158,385	37,500	22,503	2,690	5,637
Senior Vice President, CFO	2004	117,955	29,500	—	—	4,357
Community Bank of Dearborn	2003	109,650	27,500	—	10,721	3,889

Warren R. Musson	2005	169,039	50,000	22,503	2,690	6,300
Senior Vice President, Head of Lending	2004	146,636	43,500	—	—	5,756
Community Bank of Dearborn	2003	135,566	40,000	—	10,721	4,772

Stephen C. Tarczy	2005	169,039	50,000	22,503	2,690	5,625
Northeast Regional President	2004	155,906	43,500	—	—	4,879
Community Bank of Dearborn	2003	145,692	40,000	—	10,721	2,575

Jeffrey J. Wolber	2005	134,808	37,500	22,503	2,690	1,618
Senior Vice President, Branch Operations	2004	105,000	27,000	—	—	1,287
Community Bank of Dearborn	2003	97,809	24,000	—	10,721	1,178

(1)	Restricted Stock granted is subject to the attainment of future vesting criteria and if such criteria are not met the restricted stock will be forfeited. The value of the restricted stock award set forth above is calculated based on the closing price of $22.96 of the Corporation’s Common Stock on October 18, 2005, the grant date of the restricted stock. As of December 31, 2005 the number of shares and market value of the restricted stock held by each of the named executive officers were: Mr. Ross — 1,851 shares valued at $45,812 and Messrs. Karafa, Musson, Tarczy and Wolber — 980 shares each valued at $24,255 each. Holders of restricted shares have the right to vote such shares. If dividends are paid, holders of restricted shares have the right to receive dividends in respect to such shares; dividends payable during the restriction period shall be distributed to the holder only if and when applicable restrictions lapse.

(2)	Adjusted for stock dividends. No options were granted in 2004.

(3)	All other compensation represents matching contributions to the Community Bank of Dearborn 401(k) plan made by the Bank.

Option Grants During 2005
     The following table sets forth information on stock options granted during 2005 under the Corporation’s Long Term Incentive Plan to those officers of the Bank named in the Summary Compensation Table.

	Individual Grants

		Percent of
	Number of	Total Options			Potential Realizable Value at
	Securities	Granted to			Assumed Rates of Stock Price
	Underlying	Employees	Exercise		Appreciation for Option Term (3)
	Options	During 2005	Price Per	Expiration
Name	Granted	(1)	Share (2)	Date	5%	10%

Michael J. Ross	5,081	32	$22.96	10/18/15	$70,703	$177,691
Jeffrey L. Karafa	2,690	17	22.96	10/18/15	37,432	94,074
Warren R. Musson	2,690	17	22.96	10/18/15	37,432	94,074
Stephen C. Tarczy	2,690	17	22.96	10/18/15	37,432	94,074
Jeffrey J. Wolber	2,690	17	22.96	10/18/15	37,432	94,074

(1)	The Corporation granted options aggregating 15,841shares to officers and key employees during 2005. Options are not exercisable until June 30, 2008 and are subject to the attainment of future vesting criteria and if such criteria are not met the options will be forfeited.

(2)	The exercise price may be paid by delivery of already-owned shares.

(3)	As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Corporation’s Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10% (total appreciation of 63% and 159%) respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation’s Common Stock.
Stock Option Exercise and Year-end Option Values
     The following table sets forth certain information as to stock options exercised during 2005 and the number of stock options remaining unexercised at December 31, 2005 by the executive officers of the Bank named in the Summary Compensation Table and the value of such options at December 31, 2005.

			Number of Securities Underlying		Value of Unexercised
	Shares	Value	Unexercised Options		In-the-Money Stock Options
	Acquired	Realized at	at December 31, 2005		at December 31, 2005 (1)
Name	on Exercise	Exercise (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Ross	36,554	$701,484	112,790	5,081	$1,922,627	$9,085
Jeffrey L. Karafa	20,494	286,797	—	2,690	—	4,810
Warren R. Musson	—	—	71,338	2,690	1,263,886	4,810
Stephen C. Tarczy	—	—	31,775	2,690	472,216	4,810
Jeffrey J. Wolber	9,896	170,109	57,015	2,690	985,480	4,810

(1)	Calculated by determining the difference between the exercise price and the closing price as reported by Nasdaq on the date of exercise.

2005 Long Term Incentive Plan
     The following table sets forth information on shares of restricted stock granted during 2005 under the Corporation’s Long Term Incentive Plan to those officers of the Bank named in the Summary Compensation Table:

	Number of
	Restrictive
	Shares	Vesting	Estimated Future Payments (Shares)
Name	Granted	Date	Threshold	Target	Maximum

Michael J. Ross	1,851	6/30/08	925	1,851	2,776
Jeffrey L. Karafa	980	6/30/08	490	980	1,470
Warren R. Musson	980	6/30/08	490	980	1,470
Stephen C. Tarczy	980	6/30/08	490	980	1,470
Jeffrey J. Wolber	980	6/30/08	490	980	1,470
     The shares of restricted stock will become vested and non-forfeitable on the vesting date if specified criteria have been met. No vesting will occur unless threshold performance is achieved on each criterion. The criteria for the vesting of restricted stock includes asset growth, return on assets, and loan delinquency.
CUMULATIVE STOCK PERFORMANCE GRAPH
     The graph and table that follow show the cumulative return on the Common Stock from December 31, 2000 through December 31, 2005. This return is compared in the table and graph with the cumulative return over the same period with the following two indices: (i) the All U.S. Nasdaq Index and (ii) the Nasdaq Bank Index. The graph and table were prepared assuming that $100 was invested on December 31, 2000 in the Common Stock and in each of the indices. Cumulative total return on the Common Stock or the two indices equals the total increase (decrease) in value since December 31, 2000. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or any particular index.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG DEARBORN BANCORP, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX
     $100 invested on 12/31/00 in stock or in index, including reinvestment of dividends. Fiscal year ending 12/31.

Peer Group Total Return
	Cumulative Total Return

	DEARBORN	NASDAQ STOCK	NASDAQ
	BANCORP, INC.	MARKET (U.S.)	BANK

12/31/00	100.000	100.000	100.000
12/31/01	132.951	79.321	108.268
12/31/02	205.717	54.835	110.835
12/31/03	278.292	81.990	142.578
12/31/04	449.813	89.227	163.168
12/31/05	420.918	91.123	159.403
RELATED TRANSACTIONS
     Certain directors and officers of the Corporation, their associates and members of their immediate families were customers of, and had transactions, including loans and commitments to lend, with the Bank in the ordinary course of business during 2005. All such loans and commitments were made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future.
OFFICER AGREEMENTS
     The Corporation has entered into an employment agreement with Michael J. Ross whereby he is employed as President and Chief Executive Officer of the Bank for an initial term ending June 19, 2008 (subject to automatic annual one-year extensions, unless either party gives notice that the agreement shall not be extended). The agreement provides for an annual base salary of $250,000, subject to annual review. The Compensation Committee may also award Mr. Ross an annual bonus based upon attainment of specific goals and objectives established by the Compensation Committee. If Mr. Ross’s employment is terminated by the Corporation during the term of the agreement without “cause” (as defined in the agreement) or if he terminates for “good reason” (as defined in the agreement), he will be entitled to receive (i) his annual base salary through the date of termination, (ii) a cash amount equal to his annual base salary in effect at the termination date times 2.9 plus a cash amount equal to the highest bonus awarded him during the previous three years prior to the termination date times 2.9, (iii) outplacement services, (iv) for two years after termination, all employee benefits he was receiving prior to termination, (v) continued medical coverage for a period of time, and (vi) assignment to Mr. Ross of the Bank’s interest in any insurance policies on his life. Mr. Ross would also be entitled to receive additional payments from the Corporation if any amount payable to him on termination of employment is subject to tax under Section 4999 of the Internal Revenue Code. The Agreement also contains a noncompetition covenant for a period of eighteen months following termination of employment.
     The Corporation has entered into agreements with Messrs. Karafa, Musson, Tarczy and Wolber, the executive officers of the Bank named in the Summary Compensation Table, which provide that these persons would have specific rights and receive certain benefits if, during the term of the agreements, either employment was terminated by the Corporation without “cause” (as defined in the agreements) or the person was to terminate employment for “good reason” (as defined in the agreements). In these circumstances, the person would be entitled to receive (a) full base salary through the date of termination, including unearned vacation pay, (b) a cash amount equal to the person’s annual base salary in effect on the termination date and a cash amount equal to the highest annual bonus awarded to the person during the previous three years prior to the termination date, (c) outplacement services, (d) full vesting of any stock options, (e) for twelve months after the termination date, all employee benefits the person was receiving prior to termination, (f) continued medical coverage for a period of time, and (g) assignment to the person of the Corporation’s interest in any insurance policies on the person’s life. The agreements have an initial term of five years and are renewable each year thereafter unless either party gives notice that the agreements will not be renewed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, the Corporation believes all reports were filed by such persons during the last fiscal year including one late Form 4 for each of the following directors: Mr. W. Demmer, Mr. Dorian and Mr. Himick.
SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     Crowe Chizek and Company LLC has been selected as independent certified public accountants to audit the Corporation’s books as of and for the year ended December 31, 2006. A representative of Crowe Chizek and Company LLC will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions by shareholders.
FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS
     The following table sets forth the aggregate fees billed to the Corporation for the years ended December 31, 2005 and 2004 by the Corporation’s principal accounting firm, Crowe Chizek and Company LLC:

	2005	2004
Audit Fees (1)	$189,675	$79,500
Audit Related Fees (2)	—	41,300
Tax Fees (3)	13,350	12,025
All Other Fees (4)	30,395	14,405

	$233,420	$147,230

(1)	Includes fees related to the annual report on Form 10-K, quarterly reports on Form 10-Q and for 2005, also includes fees of $105,675 related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Primarily consists of fees related to the public offering completed during 2004.

(3)	Includes fees related to tax preparation and calculation.

(4)	Primarily consists of tax and accounting fees related to the Bank of Washtenaw transaction in 2004 and fees related to the Long Term Incentive Plan and to software tools and consultation related to management’s internal control assessment and testing process in 2005.
     The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence. The Audit Committee has determined such services for 2005 and 2004 were compatible.
     The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided by the independent auditor. This policy requires the Audit Committee to receive advance approval for specific projects and categories of service. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. All services performed after the establishment of the policy have been pre-approved pursuant to the policy.

SHAREHOLDER PROPOSALS
     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the corporate offices on or before December 5, 2006.
MISCELLANEOUS
     The annual report of the Corporation for the fiscal year ended December 31, 2005, including financial statements, is being mailed to shareholders with this Proxy Statement.
     The Corporation maintains an Internet website at www.cbdear.com. The Corporation makes available free of charge through its website various reports that it files with the Securities and Exchange Commission, including the annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports. From the home page at www.cbdear.com, go to “Investor Relations” to access the reports. The annual report on Form 10-K for the year ended December 31, 2005, will be provided free to shareholders upon written request. Write to Dearborn Bancorp, Inc., 4000 Allen Rd, Allen Park MI 48101-2756.
     The management of the Corporation is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with their best judgment.
     The cost of soliciting proxies in the accompanying forms will be borne by the Corporation. The Corporation may reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the beneficial owners and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by officers and employees of the Corporation and the Bank.

By Order of the Board of Directors,

Jeffrey L. Karafa

Secretary
April 13, 2006

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DEARBORN BANCORP, INC.
1360 Porter Street
Dearborn, Michigan 48124
Phone: (313) 565-5700
www.cbdear.com

PROXY
DEARBORN BANCORP, INC.
PROXY — Solicited by Board of Directors
For Annual Meeting of Shareholders to Be Held May 16, 2006
The undersigned hereby appoints John E. Demmer and Michael J. Ross, or either of them, with power of substitution in each, proxies to vote all Common Stock of the undersigned in Dearborn Bancorp, Inc. at the Annual Meeting of Shareholders to be held on May 16, 2006, and at all adjournments thereof, upon the following:

1. ELECTION OF DIRECTORS	___ FOR all nominees listed below	___WITHHOLD AUTHORITY to
(except as indicated to the contrary below)		vote for all nominees listed below
Nominees as Directors: David Himick, Jeffrey G. Longstreth, Michael J. Ross and Robert C. Schwyn

INSTRUCTION:	To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
UNLESS OTHERWISE SPECIFIED, THE PROXIES ARE APPOINTED TO VOTE
FOR THE ELECTION OF ALL DIRECTORS

Signature of Shareholder

Signature of Shareholder

Dated , 2006
Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee, or guardian, please give full title. If stock is held jointly, each joint owner must sign.